Exhibit 10.49

Thermo Fisher Scientific Inc.
Deferred Compensation Plan

Amended & Restated Effective January 1, 2024

IMPORTANT NOTE

This document has not been approved by the Department of Labor, Internal Revenue Service, or any other governmental entity. An adopting Employer must determine whether the Plan is subject to the federal securities laws and the securities laws of the various states. An adopting Employer may not rely on this document to ensure any particular tax consequences or to ensure that the Plan is “unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees” under Title I of the Employee Retirement Income Security Act of 1974, as amended, with respect to the Employer’s particular situation. FMR LLC, its affiliates and employees cannot provide you with legal advice in connection with the execution of this document. This document should be reviewed by the Employer’s attorney prior to execution.

Table of Contents

Preamble	1
Article 1 - General	1-1
1.1. Plan	1-1
1.2. Effective Dates	1-1
1.3. Amounts Not Subject to Code Section 409A	1-1
Article 2 - Definitions	2-1
2.1. Account	2-1
2.2. Administrator	2-1
2.3. Adoption Agreement	2-1
2.4. Beneficiary	2-1
2.5. Board or Board of Directors	2-1
2.6. Bonus	2-1
2.7. Change in Control	2-1
2.8. Code	2-1
2.9. Committee	2-1
2.10. Compensation	2-1
2.11. Director	2-2
2.12. Disability	2-2
2.13. Eligible Employee	2-2
2.14. Employer	2-2
2.15. ERISA	2-2
2.16. Identification Date	2-2
2.17. Key Employee	2-2
2.18. Match-Eligible Compensation	2-2
2.19. Participant	2-2
2.20. Plan	2-2
2.21. Plan Sponsor	2-2
2.22. Plan Year	2-2
2.23. Related Employer	2-3
2.24. Retirement	2-3
2.25. Separation from Service	2-3
2.26. Unforeseeable Emergency	2-4
2.27. Valuation Date	2-4
2.28. Years of Service	2-4
Article 3 - Participation	3-1
3.1. Participation	3-1
3.2. Termination of Participation	3-1
TOC-i

Article 4 - Participant Elections	4-1
4.1. Deferral Agreement	4-1
4.2. Amount of Deferral	4-1
4.3. Timing of Election to Defer	4-1
4.4. Election of Payment Schedule and Form of Payment	4-2
Article 5 - Employer Contributions	5-1
5.1. Matching Contributions	5-1
5.2. Other Contributions	5-1
Article 6 - Accounts and Credits	6-1
6.1. Establishment of Account	6-1
6.2. Credits to Account	6-1
Article 7 - Investment of Contributions	7-1
7.1. Investment Options	7-1
7.2. Adjustment of Accounts	7-1
Article 8 - Right to Benefits	8-1
8.1. Vesting	8-1
8.2. Death	8-1
8.3. Disability	8-1
Article 9 - Distribution of Benefits	9-1
9.1. Amount of Benefits	9-1
9.2. Method and Timing of Distributions	9-1
9.3. Unforeseeable Emergency	9-1
9.4. Payment Election Overrides	9-2
9.5. Cashouts of Amounts Not Exceeding Stated Limit	9-2
9.6. Required Delay in Payment (Including to Key Employees)	9-2
9.7. Change in Control	9-3
9.8. Permissible Delays in Payment	9-5
9.9. Permitted Acceleration of Payment	9-5
Article 10 - Amendment and Termination	10-1
10.1. Amendment by Plan Sponsor	10-1
10.2. Plan Termination Following Change in Control or Corporate Dissolution	10-1
10.3. Other Plan Terminations	10-1
Article 11 - The Trust	11-1
11.1. Establishment of Trust	11-1
11.2. Trust	11-1
11.3. Investment of Trust Funds	11-1
Article 12 - Plan Administration	12-1
12.1. Powers and Responsibilities of the Administrator	12-1
12.2. Claims and Review Procedures	12-2
TOC-ii

12.3. Plan Administrative Costs	12-6
Article 13 - Miscellaneous	13-1
13.1. Unsecured General Creditor of the Employer	13-1
13.2. Employer’s Liability	13-1
13.3. Limitation of Rights	13-1
13.4. Anti-Assignment	13-1
13.5. Facility of Payment	13-2
13.6. Notices	13-2
13.7. Tax Withholding	13-2
13.8. Indemnification	13-2
13.9. Successors	13-3
13.10. Lost Participant or Beneficiaries	13-3
13.11. Headings	13-3
13.12. Invalid or Unenforceable Provisions	13-3
13.13. Disclaimer	13-3
13.14. Governing Law	13-3

TOC-iii

Preamble
The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be interpreted, implemented and administered in a manner consistent therewith.

Preamble 1

Article 1 - General
1.1.Plan
The Plan will be referred to by the name specified in the Adoption Agreement.

1.2.Effective Dates
(a)Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.

(b)Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated. Except as otherwise provided in the Adoption Agreement, all amounts deferred under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date.

(c)Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.

1.3.Amounts Not Subject to Code Section 409A
Except as otherwise indicated by the Plan Sponsor in Section 1.01 of the Adoption Agreement, amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 will be separately accounted for and administered in accordance with the terms of the Plan as in effect on December 31, 2004.

Article 1-1

Article 2 - Definitions
Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1.Account
“Account” means an account and any subaccounts established for the purpose of recording amounts credited on behalf of a Participant and any earnings, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.

2.2Administrator
“Administrator” means the person or persons designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement to be responsible for the administration of the Plan. If no Administrator is designated in the Adoption Agreement, the Administrator is the Plan Sponsor.

2.3Adoption Agreement
“Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.

2.4Beneficiary
“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if: (i) the Participant has failed to properly designate a Beneficiary or (ii) all designated Beneficiaries have predeceased the Participant.

2.5Board or Board of Directors
“Board” or “Board of Directors” means the Board of Directors of the Plan Sponsor.

2.6.Bonus
“Bonus” means an amount of incentive remuneration payable by the Employer to a Participant.

2.7.Change in Control
“Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.7.

2.8.Code
“Code” means the Internal Revenue Code of 1986, as amended.

2.9.Committee
“Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time.

2.10.Compensation
“Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.

Article 2-1

2.11.Director
“Director” means a non-employee member of the Board.

2.12.Disability
“Disability” means that a Participant is disabled as defined in Section 6.01(i) of the Adoption Agreement.

2.13.Eligible Employee
“Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.

2.14.Employer
“Employer” means the Plan Sponsor and any other Related Employer that is listed in Section 1.04 of the Adoption Agreement and which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

2.15.ERISA
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.16.Identification Date
“Identification Date” means the date as of which Key Employees are determined which is specified in Section 1.06 of the Adoption Agreement.

2.17.Key Employee
“Key Employee” means an employee who satisfies the conditions set forth in Section 9.6.

2.18.Match-Eligible Compensation
Match-Eligible Compensation for a given Plan Year means a Participant's Compensation that is in excess of the amount of Compensation treated as "compensation" for the applicable plan year under the Thermo Fisher Scientific Inc. 401(k) Retirement Plan. Match-Eligible Compensation includes a Participant's Compensation that is in excess of the IRS limit on covered compensation for qualified plans established in Code Section 401 (a)(17) in effect for that Plan Year and also includes any amount of a Participant's Compensation that was reduced below the Code Section 401(a)(17) limit for purposes of applying the Company match in the Company sponsored 401(k) plan due to deferrals in this Plan.

2.19.Participant
“Participant” means an Eligible Employee who commences participation in the Plan in accordance with Article 3.

2.20.Plan
“Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor, and as amended from time to time.

2.21.Plan Sponsor
“Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement or any successor by merger, consolidation or otherwise.

2.22.Plan Year
“Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.

Article 2-2

2.23.Related Employer
“Related Employer” means the Plan Sponsor and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Plan Sponsor and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Plan Sponsor.

2.24.Retirement
“Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.

2.25.Separation from Service
“Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or such longer period during which the Participant’s right to re-employment is provided by statute or contract. If the period of leave exceeds six months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the six-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where the impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29 month period of absence may be substituted for the six month period.

Whether a termination of employment has occurred is based on whether the facts and circumstances indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36 month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months).

An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract, all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.

If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service. If a Participant ceases providing services as an independent contractor and begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.

If a Participant provides services both as an employee and as a member of the Board of Directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a Director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a Director.

Article 2-3

For purposes of determining whether a Separation from Service has occurred, the Related Employer means the Related Employer as defined in Section 2.22 of the Plan, except that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining whether another organization is a Related Employer of the Plan Sponsor under Code Section 414(b), and in applying Treas. Reg. § 1.414(c)-2 for purposes of determining whether another organization is a Related Employer of the Plan Sponsor under Code Section 414(c), "at least 50 percent" shall be used instead of "at least 80 percent" each place it appears in those Sections. The Plan Sponsor specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction.

All determinations of whether a Separation from Service has occurred will be made in a manner consistent with Code Section 409A and the final regulations thereunder.

2.26.Unforeseeable Emergency
“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency may be limited by the Plan Sponsor.

2.27.Valuation Date
“Valuation Date” means each business day of the Plan Year that the New York Stock Exchange is open.

2.28.Years of Service
“Years of Service” means each one-year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

Article 2-4

Article 3 - Participation
3.1.Participation
The Participants in the Plan shall be those Eligible Employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.

3.2Termination of Participation
The Administrator may terminate a Participant’s participation in the Plan in a manner consistent with Code Section 409A. If the Employer terminates a Participant’s participation before the Participant experiences a Separation from Service, the Participant’s vested Accounts shall be paid in accordance with the provisions of Article 9.

Article 3-1

Article 4 - Participant Elections
4.1.Deferral Agreement
If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee may elect to defer his or her Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing, in writing or electronically, a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 4.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee desires to defer Compensation. An Eligible Employee who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

A deferral agreement may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3, a deferral agreement becomes irrevocable at the close of the specified period.

The Plan Sponsor may modify any deferral agreement prior to the date the election becomes irrevocable under the rules of Section 4.3.

4.2.Amount of Deferral
An Eligible Employee may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.

4.3.Timing of Election to Defer
Each Eligible Employee who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year during which the Compensation is earned that is specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral agreement may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is six months prior to the end of the period during which the Bonus is earned, provided the Participant has performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the Participant executed the deferral agreement and provided further that the compensation has not yet become ‘readily ascertainable’ within the meaning of Treas. Reg. § 1.409A-2(a)(8). Compensation that meets the definition of a "short-term deferral" described in Treas. Reg. § 1.409A-1(b)(4) may be deferred in accordance with the rules of Section 9.2, applied as if the date the substantial risk of forfeiture lapses is the date payments were originally scheduled to commence, provided, however, that the provisions requiring the delay of the payment date for a minimum period of 60 months from the originally scheduled date of payment shall not apply to payments attributable to a change in control (as defined in Treas. Reg. § 1.409A- 3(i)(5)). In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Treas. Reg. § 1.409A-2(a)(6), the deferral agreement may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.

Article 4-1

Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral agreement within the thirty (30)-day period beginning on the date the employee is classified or designated as an Eligible Employee, if permitted by Section 4.01(b)(ii) of the Adoption Agreement. If Compensation is based on a specified performance period that begins before the Eligible Employee or Director executes his or her deferral agreement, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election becomes irrevocable and effective over the total number of days in the performance period. The rules of this paragraph shall not apply unless the Eligible Employee can be treated as initially eligible in accordance with Treas. Reg. § 1.409A-2(a)(7).

4.4.Election of Payment Schedule and Form of Payment
All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4.

(a)If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee completes a deferral agreement, the Eligible Employee must elect a distribution event (which includes a specified time) and a form of payment for the Compensation subject to the deferral agreement from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement. Prior to the time required by Treas. Reg. § 1.409A-2, the Eligible Employee shall elect a distribution event (which includes a specified time) and a form of payment for any Employer contributions that may be credited to the Participant’s Account during the Plan Year. If an Eligible Employee fails to elect a distribution event, he or she shall be deemed to have elected Separation from Service as the distribution event. If he or she fails to elect a form of payment, he or she shall be deemed to have elected a lump sum form of payment.

(b)If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee first completes a deferral agreement but in no event later than the time required by Treas. Reg. § 1.409A-2, the Eligible Employee must elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his or her Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement. If an Eligible Employee fails to elect a distribution event, he or she shall be deemed to have elected Separation from Service in the distribution event. If the Participant fails to elect a form of payment, he or she shall be deemed to have elected a lump sum form of payment.

Article 4-2

Article 5 - Employer Contributions
5.1.Matching Contributions
If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement. The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.

5.1.Other Contributions
If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution or contributions determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement. These contributions will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

Article 5-1

Article 6 - Accounts and Credits
6.1.Establishment of Account
For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator may establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

6.2.Credits to Account
A Participant’s Account will be credited for each Plan Year with the amount of his or her elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant and the amount of Employer contributions, if any, treated as allocated on his or her behalf under Article 5.

Article 6-1

Article 7 - Investment of Contributions
7.2.Investment Options
The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.

7.2.Adjustment of Accounts
The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as of the Valuation Date coincident with or next following notice to the Administrator. Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

Article 7-1

Article 8 - Right to Benefits
8.1.Vesting
A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his or her Account attributable to his or her elective deferrals made in accordance with Section 4.1.

A Participant’s right to the amounts credited to his or her Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement. Upon a Separation from Service and after application of the provisions of Section 7.01 of the Adoption Agreement, the Participant shall forfeit the nonvested portion of his or her Account.

8.2.Death
The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to accelerate distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement. If the Plan Sponsor does not elect to accelerate distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the vested amount credited to the Participant’s Account will be paid in accordance with the provisions of Article 9.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator. Whenever a Participant designates a new Beneficiary, all former Beneficiary designations by such Participant shall be revoked automatically. If a Participant and the Participant’s spouse divorce, any designations of the spouse as Beneficiary shall become null and void. The former spouse shall be treated as the Beneficiary under the Plan only if after the divorce is final, the Participant expressly re-designates the former spouse as the Participant’s Beneficiary.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator.

8.3.Disability
If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be based on the definition of Disability in Section 6.01(i) of the Adoption Agreement and in a manner consistent with the requirements of Code Section 409A.

Article 8-1

Article 9 - Distribution of Benefits
9.1.Amount of Benefits
The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2.Method and Timing of Distributions
Except as otherwise provided in this Article 9, distributions under the Plan shall be made in accordance with the elections made or deemed made by the Participant under Article 4. Subject to the provisions of Section 9.6 requiring a six-month delay for certain distributions, payments following a distribution event described in Section 6.01(b) shall commence at the time specified in Section 6.01(a) and 6.01(b) of the Adoption Agreement. If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may elect, at least twelve months before a scheduled distribution event, to delay the payment date for a minimum period of sixty months from the originally scheduled date of payment, provided the election does not take effect for at least twelve months from the date on which the election is made. The distribution election change must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A or the provisions of Treas. Reg. § 1.409A-2(b). For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.

Payments made on the payment date specified in the Plan, or on a later date within the same taxable year of the Participant or Beneficiary, or, if later, by the fifteenth (15th) day of the third (3rd) calendar month following the payment date specified in the Plan shall be treated as having been made on the payment date; provided, however, that the Participant or Beneficiary is not permitted, directly or indirectly, to designate the taxable year of the payment. In addition, payments made no earlier than thirty (30) days before the designated payment date will likewise be treated as having been made on the payment date so long as the Participant or Beneficiary is not permitted, directly or indirectly, to designate the taxable year of the payment. The foregoing shall be administered in compliance with the provisions of Treas. Reg. § l.409A- 3(d), which may authorize other instances in which payments made after the payment date shall be treated as having been made on the payment date.

9.3.Unforeseeable Emergency
A Participant may request a distribution of all or any portion of his or her vested Account due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted, and may require the Participant to certify that the need cannot be met from other sources reasonably available to the Participant. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need, taking into account the additional compensation that is available to the Participant as the result of any cancellation of deferrals under the Plan, and may include any amounts necessary to pay any federal, state, foreign or local income taxes and penalties reasonably anticipated to result from the distribution. The distribution will be made in the
Article 9-1

form of a single lump sum cash payment. If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year may be cancelled upon a withdrawal due to an Unforeseeable Emergency. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he or she experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the six month period of delay required by Section 9.6.

9.4.Payment Election Overrides
If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply. Upon the occurrence of the first event selected by the Plan Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated to the Participant or his or her Beneficiary regardless of whether the Participant had made different elections of time and/or form of payment or whether the Participant was receiving installment payments at the time of the event.

9.5.Cashouts of Amounts Not Exceeding Stated Limit
If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Plan Sponsor in Section 6.01(e) of the Adoption Agreement at the time he or she incurs a Separation from Service for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01(a) of the Adoption Agreement in a single lump sum cash payment following such Separation from Service regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his or her Account or whether the Participant was receiving installments at the time of such termination. A Participant’s Account, for purposes of this Section 9.5, shall include any amounts described in Section 1.3.

9.6.Required Delay in Payment (Including to Key Employees)
Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service to any Participant (including to any Participant who is a Key Employee as of the date of his or her Separation from Service) shall not be made before the date which is six months after the Separation from Service.

The six-month delay does not apply to payments described in Section 9.9(a), (b) or (d) or to payments that occur after the death of the Participant. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he or she incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the six month period of delay required by this Section 9.6.

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9.7.Change in Control
If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply. A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4. Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum payment. A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor, but only if elected by the Plan Sponsor in Section 11.03 of the Adoption Agreement. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7. However, an event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Plan Sponsor at the time of the Change in Control, or the Participant's relationship to the Plan Sponsor otherwise satisfies the requirements of Treas. Reg. § 1.409A-3(i)(5)(ii). All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.

If a Participant continues to make deferrals in accordance with Article 4 after he or she has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he or she makes in accordance with Article 4 or upon his or her death or Disability as provided in Article 8.

Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7. The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A. A distribution to the Participant will be treated as occurring upon a Change in Control if the Plan Sponsor terminates the Plan in accordance with Section 10.2 and distributes the Participant’s benefits within twelve (12) months of a Change in Control as provided in Section 10.3.

(a)Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to: (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than fifty percent (50%) of the total fair market value and voting power of such corporation.

(b)Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treas. Reg. § 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

(c)Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting
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as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of a public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)Change in the Effective Control of a Corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month-period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing forty percent (40%) or more of the total voting power of the stock of such corporation or (ii) a majority of members of the corporation’s Board of Directors is replaced during any twelve month period by Directors whose appointment or election is not endorsed by a majority of the members of the corporation’s Board of Directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of Section 9.7(a). In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c). For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.7(c) with the following exception. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

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(e)Change in the Ownership of a Substantial Portion of a Corporation’s Assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation or the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least fifty (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets.

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9.8.Permissible Delays in Payment
Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9, provided such delay would be permitted by the provisions of Treas. Reg. § 1.409A-2(b)(7), including the following events (as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis):

(a)The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed.

(b)The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

(c)The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

9.9.Permitted Acceleration of Payment
The Employer may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Treas. Reg. § 1.409A-3(j)(4), including the following events:

(a)Domestic Relations Order. A payment may be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Code Section 414(p).

(b)Compliance with Ethics Agreement and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the federal government or as may be reasonably necessary to avoid the violation of federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.

(c)De Minimis Amounts. A payment may be accelerated if (i) the amount of the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) and (ii) at the time the payment is made, the amount constitutes the Participant’s entire interest under the Plan and all other plans that are aggregated with the Plan under Treas. Reg. § 1.409A-1(c)(2).

(d)FICA Tax. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Code Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding
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Code Section 3401 wages and taxes. The total payment under this subsection (d) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.

(e)Section 409A Additional Tax. A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.

(f)Offset. A payment may be accelerated in the Employer’s discretion as satisfaction of a debt of the Participant to the Employer, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Employer, the entire amount of the reduction in any of the Employer’s taxable years does not exceed $5,000 and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(g)Other Events. A payment may be accelerated in the Administrator’s discretion in connection with such other events and conditions as permitted by Code Section 409A.

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Article 10 - Amendment and Termination
10.1.Amendment by Plan Sponsor
The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors or other authorized person or body. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his or her Account which had accrued and vested prior to the amendment.

10.2.Plan Termination Following Change in Control or Corporate     Dissolution
If so elected by the Plan Sponsor in 11.01 of the Adoption Agreement, the Plan Sponsor reserves the right to terminate the Plan and distribute all amounts credited to all Participant Accounts within the 30 days preceding or the twelve months following a Change in Control as determined in accordance with the rules set forth in Section 9.7 through action of its Board of Directors or other authorized person or body. For this purpose, the Plan will be treated as terminated only if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control which are treated as a single plan under Treas. Reg. § 1.409A-1(c)(2) are also terminated so that all Participants under the Plan and all similar arrangements are required to receive all amounts deferred under the terminated arrangements within twelve months of the date the Plan Sponsor irrevocably takes all necessary action to terminate the arrangements. In addition, the Plan Sponsor reserves the right to terminate the Plan within twelve months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to Section 503(b)(1)(A) of Title 11of the United States Code provided that amounts deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the termination and liquidation occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture or (c) the first calendar year in which payment is administratively practicable.

10.3.Other Plan Terminations
The Plan Sponsor retains the discretion to terminate the Plan through action of its Board of Directors or other authorized person or body if (a) all arrangements sponsored by the Plan Sponsor that would be aggregated with any terminated arrangement under Code Section 409A and Treas. Reg. § 1.409A-1(c)(2) are terminated, (b) no payments other than payments that would be payable under the terms of the arrangements if the termination had not occurred are made within twelve months of the termination of the arrangements, (c) all payments are made within twenty-four months of the date the Plan Sponsor takes all necessary action to irrevocably terminate and liquidate the arrangements, (d) the Plan Sponsor does not adopt a new arrangement that would be aggregated with any terminated arrangement under Code Section 409A and the regulations thereunder at any time within the three year period following the date of termination of the arrangement and (e) the termination does not occur proximate to a downturn in the financial health of the Plan Sponsor. The Plan Sponsor also reserves the right to amend the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

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Article 11 - The Trust
11.1.Establishment of Trust
The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. In the event that the Plan Sponsor wishes to establish a trust to provide a source of funds for the payment of Plan benefits, any such trust shall be constructed to constitute an unfunded arrangement that does not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA and the Code. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.

11.2.Trust
Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.

11.3.Investment of Trust Funds
Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.
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Article 12 - Plan Administration
12.1.Powers and Responsibilities of the Administrator
The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;

(b)To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;

(c)To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)To administer the claims and review procedures specified in Section 12.2;

(e)To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)To determine the person or persons to whom such benefits will be paid;

(g)To authorize the payment of benefits;

(h)To make corrections and recover the overpayment of any benefits;

(i)To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(j)To appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan;

(k)To sever from the Plan or any deferral agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A; and

(l)By written instrument, to allocate and delegate its responsibilities, including the formation of an administrative committee to administer the Plan.

Within one hundred and twenty (120) days following a Change in Control, the individuals who comprised the Committee (as defined in the Adoption Agreement) immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator to perform any or all of the Plan Sponsor's duties as Administrator as described in this Section, including, without limitation, the power to determine any questions arising in connection with the administration or interpretation of the Plan and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (i) the Plan Sponsor must pay all reasonable administrative expenses and fees of such new administrator and (ii) such new administrator may only be terminated with the written consent of the majority of Participants with an Account balance in the Plan as of the date of such proposed termination.

The decision or action of the Plan Sponsor, or in the event of a Change in Control and actions pursuant to any new administrator, in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
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12.2.Claims and Review Procedures
(a)Claims Procedure. If any person believes he or she is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. Notice of a claim for payments shall be delivered to the Administrator within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Code Section 409A, and if not paid, such person must file a claim under this Article 12 not later than 180 days after such latest date.

If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. If the claim involves a Disability, the denial must also include (i) a statement that the Administrator will provide to such person, upon request and free of charge, a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in making the decision and (ii) a discussion of the decision, including an explanation of the basis for disagreeing with or not following (a) the views of health care professionals treating such person or vocational professionals who evaluated such person that were presented by such person to the Plan, (b) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, regardless of whether the advice was relied on in making the determination or (c) a disability determination regarding such person made by the Social Security Administration that was presented by such person to the Plan.

Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Administrator. The Administrator may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability, which may be extended an additional 30 days) if special circumstances require an extension of time for processing the claim and if written notice of such extension, the circumstances requiring the extension and the date by which the Administrator expects to make a decision is given to such person within the initial 90 day period (45 day period in the case of a claim regarding Disability). Further, in the case of a claim regarding Disability, if the Administrator determines that a decision cannot be made within the first extension period due to matters beyond the control of the Administrator, the Administrator may extend the period for providing the notification by an additional 30 days if written notice of such extension, the circumstances requiring the extension, the date by which the Administrator expects to make a decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues is given to such person within the initial 30-day extension. Such person will be provided a minimum of 45 days to submit any necessary additional information to the Administrator. In the event that a 30-day extension is necessary due to such person’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to such person until the earlier of the date such person responds to the request for additional information or the response deadline. If such notification is not given within the proper period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

(b)Review Procedure. Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of
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complete or partial denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his or her duly authorized representative) may file a written request with the Administrator (but in the case of a claim regarding Disability, the Committee exclusive of the person who made the initial adverse decision or such person’s subordinate) for a review of his or her denied claim. If such person timely requests a review of the denied claim, such person may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Committee . All written comments, document, records and other information shall be considered “relevant” if the information (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

The Committee will take into account comments, documents, records and other information submitted by the person relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. In the case of a claim regarding Disability, the Committee will (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to such person’s Disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision.

The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the decision, (ii) specific references to pertinent Plan provisions, (iii) a statement that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records or other information relevant (as defined above) to such person’s claim and (iv) a statement describing any voluntary appeals procedures offered by the Plan and a statement of such person’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. In the case of a claim regarding Disability, the notification will also contain a statement that the Committee will provide, upon request and free of charge, (i) any internal rule, guideline, protocol or other similar criterion relied upon in making the decision, (ii) any medical opinion relied upon to make the decision, (iii) the required statement under Section 2560.503-1(i)(5)(iii) of the Department of Labor regulations and (iv) a discussion of the decision, including an explanation of the basis for disagreeing with or not following (a) the views of health care professionals treating such person, or vocational professionals who evaluated such person, that were presented by such person to the Plan, (b) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the appeal of the adverse benefit determination, regardless of whether the advice was relied upon in making the determination or (c) a disability determination regarding such person made by the Social Security Administration that was presented by such person to the Plan.

The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability) following receipt of the appeal. The Committee may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Committee to hold a hearing, and if written notice of such extension, the circumstances requiring the extension and the date by which the Committee expects to make a decision is given to such person
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within the initial 60-day period (45 days in the case of a claim regarding Disability). If the decision on review is not made within such period, the claim will be considered denied.

Before issuing any decision with respect to a claim involving Disability, the Committee will provide to the person, free of charge, the following information as soon as possible and sufficiently in advance of the date on which the response is required to be provided to the person to allow the person a reasonable opportunity to respond prior to the due date of the response:

(i)Any new or additional evidence considered, relied upon, or generated by the Committee or other person making the decision; and

(ii)A new or additional rationale if the decision will be based on that rationale.

(c)Review Procedure Upon Change in Control. Upon a Change in Control, the Committee, as constituted immediately prior to such Change in Control, shall continue to act as the Committee. Upon such Change in Control, the Plan Sponsor may not remove any member of the Committee but may replace resigning members if 2/3rds of the members of the Committee, as constituted immediately prior to such Change in Control, and a majority of Participants and Beneficiaries with Account balances consent to the replacement. The Committee shall have the exclusive authority at the appeals stage to interpret the terms of the Plan and resolve appeals under the claims procedures.

(d)Exhaustion of Claims Procedures and Right to Bring Legal Claim. A claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures. No such action at law or equity shall be brought more than one year after the Committee’s affirmation of a denial of a claim, or, if no appeal is filed by the applicable appeals deadline, 12 months following the appeals deadline.

If a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Plan Sponsor shall reimburse such Participant or Beneficiary for all reasonable legal costs, expenses, attorneys' fees and such other reasonable liabilities incurred as a result of such proceedings. If the legal proceeding is brought in connection with a Change in Control, or a "change in control" as defined in a trust described in Section 11.1 (if applicable), the Participant or Beneficiary may file a claim directly with the trustee for reimbursement of such costs, expenses and fees. For purposes of the preceding sentence, the amount of the claim shall be treated as if it were an addition to the Participant's or Beneficiary's Account balance.

(e)Discretion of Committee. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

(f)Arbitration. If, prior to a Change in Control, any claim or controversy between the Plan Sponsor and a Participant or Beneficiary is not resolved through the claims procedure set forth in this Article 12, such claim shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator. Arbitration shall be conducted in accordance with the following procedures.

The complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties
Article 12-4

shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within ten business days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or a recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main office of either Judicial Arbitration and Mediation Services, Inc. (“JAMS”), the American Arbitration Association ("AAA") or the Federal Mediation and Conciliation Service. If, within three business days of the parties' receipt of such list, the parties are unable to agree on an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator's award.

In any arbitration hereunder, the Plan Sponsor shall pay all administrative fees of the arbitration and all fees of the arbitrator. Each party shall pay its own attorneys’ fees, cost and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses and attorneys’ fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation.

The parties shall be entitled to discovery as follows: Each party may take no more than three depositions. The Plan Sponsor may depose the Participant or Beneficiary plus two other witnesses, and the Participant or Beneficiary may depose the Plan Sponsor, pursuant to Rule 30(b)(6) of the Federal Rules of Civil Procedure, plus two other witnesses. Each party may make such reasonable document discovery requests as are allowed in the discretion of the arbitrator.

The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

This arbitration provision of the Plan shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary or agent of any party or of any of the above and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

Article 12-5

Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act, provided, however, that, in the event of any inconsistency between the rules and procedures of the Act and the terms of this Plan, the terms of this Plan shall prevail.

If any of the provisions of this Section are determined to be unlawful or otherwise unenforceable, in the whole part, such determination shall not affect the validity of the remainder of this Section and this Section shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact and treated as determinative to the maximum extent permitted by law.

The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claims(s) of a single Participant or Beneficiary.

(g)Arbitration Upon Change in Control. If, upon the occurrence of a Change in Control, any dispute, controversy or claim arises between a Participant or Beneficiary and the Plan Sponsor out of or relating to or concerning the provisions of the Plan, such dispute, controversy or claim shall be finally settled by a court of competent jurisdiction which, notwithstanding any other provision of the Plan, shall apply a de novo standard of review to any determination made by the Plan Sponsor or the Committee.

12.3.Plan Administrative Costs
All reasonable costs and expenses (including legal, accounting and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Plan to the extent not paid by the Employer.

Article 12-6

Article 13 - Miscellaneous
13.1.Unsecured General Creditor of the Employer
Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2.Employer’s Liability
Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

13.3.Limitation of Rights
Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

13.4.Anti-Assignment
Except as may be necessary to fulfill a domestic relations order within the meaning of Code Section 414(p), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder. Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the Administrator, to satisfy any debt or liability to the Employer.

However, the Employer may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting the Employer without the consent of the Participant.

Article 13-1

13.5.Facility of Payment
If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his or her affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence or (ii) to the conservator or, if none, to the person having custody of an incompetent payee. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.

13.6.Notices
Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing, in person, or through such electronic means as is established by the Employer or Administrator. Notice shall be deemed given as of the date it is actually delivered or, in the case delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered or sent by mail to the last known address of the Participant.

13.7.Tax Withholding
If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant or from amounts deferred, as permitted by law, or otherwise make appropriate arrangements with the Participant or his or her Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax or any other tax or assessment owing with respect to amounts deferred, any earnings thereon and any payments made to Participants under the Plan.

13.8.Indemnification
(a)Each Indemnitee (as defined in Section 13.8(d)) shall be indemnified and held harmless by the Employer for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) in connection with the operation and administration of the Plan, to the fullest extent permitted by the law of the jurisdiction in which the Employer is incorporated and to the extent that the claim, fine or penalty, expense or liability is not paid for by liability insurance purchased or paid for by the Employer, against all claims, fines and penalties, expenses and liabilities (including, without limitation, reasonable attorneys’ fees) reasonably incurred or suffered by the Indemnitee. No indemnification pursuant to this Section shall be made, however, in any case where (1) the act or failure to act are due to gross negligence or willful misconduct or (2) for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

(b)Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be such and shall inure to the benefit of his or her heirs, executors and administrators. The Employer agrees that the undertakings made in this Section shall be binding on its successors or assigns and shall survive the termination, amendment or restatement of the Plan.

Article 13-2

(c)The foregoing right to indemnification shall be in addition to such other rights as the Indemnitee may enjoy as a matter of law or by reason of insurance coverage of any kind and is in addition to and not in lieu of any rights to indemnification to which the Indemnitee may be entitled pursuant to the by-laws of the Employer.

(d)“Indemnitee” shall mean each person serving as an Administrator (or any other person who is an employee, Director, agent, organization or officer of the Employer) to whom or to which are delegated duties, responsibilities and authority under the Plan or otherwise with respect to administration of the Plan.

13.9.Successors
The provisions of the Plan shall bind and inure to the benefit of the Plan Sponsor, the Employer and their successors and assigns and the Participant and the Participant’s designated Beneficiaries.

13.10.Lost Participant or Beneficiaries
Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Employer advised of his or her current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Employer shall presume that the payee is missing. The Employer, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments until contact with the payee is restored.

13.11.Headings
The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

13.12.Invalid or Unenforceable Provisions
If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Employer may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

13.13.Disclaimer
It is the Plan Sponsor’s intention that the Plan comply with the requirements of Code Section 409A. Neither the Plan Sponsor nor the Employer shall have any liability to any Participant should any provision of the Plan fail to satisfy the requirements of Code Section 409A.

13.14.Governing Law
The Plan will be construed, administered and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement.

Article 13-3

Thermo Fisher Scientific Inc.
Deferred Compensation Plan
Adoption Agreement

i

Adoption Agreement

1.01    Preamble
By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]

(1)☐    adopts a new plan as of [month, day, year]

(2)☒    amends and restates its existing plan as of January 1, 2024 which is the Amendment Effective Date. All amounts deferred under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan as in effect on the day before the Amendment Effective Date.

Originally effective November 1, 2001; Amounts deferred under the Plan prior to January 1, 2005 that were vested as of December 31, 2004 shall be subject to the provisions of the Plan as in effect on October 3, 2004.

Previously Amended & Restated effective January 1, 2009 and executed on January 27, 2009 for amounts deferred on or after January 1, 2005; and previously Restated effective January 1, 2020 with subsequent First Amendment effective January 1, 2022 and Second Amendment effective March 1, 2023.
Pre-409A Grandfathering: ☒ Yes    ☐ No

By executing this Adoption Agreement, the Plan Sponsor (as defined below) has adopted the Plan (as defined below) consisting of the Basic Plan Document along with this Adoption Agreement (and any exhibits or scheduled attached hereto).  The Plan Sponsor, by completing this Adoption Agreement has made the specific choices regarding plan design as set forth in the Adoption Agreement together with the detailed additional provisions set out in the Basic Plan Document.  All capitalized terms used in this Adoption Agreement have the same meaning given in the Basic Plan Document.

1.02    Plan

Plan Name:	Thermo Fisher Scientific Inc. Deferred Compensation Plan

Plan Year:	Calendar Year (1/1 – 12/31)

1.03    Plan Sponsor

Name:	Thermo Fisher Scientific Inc. (also referred to herein as the “Company”)

Address:	168 3rd Avenue, Waltham MA 02451

Phone #:	781-622-1000

EIN #:	04-2209186

Fiscal Year:	Calendar Year (1/1 – 12/31)

Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?    ☒ Yes    ☐ No

1.04    Employer
The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan [insert “Not Applicable” if none have been authorized]:

Entity	Publicly Traded on Est. Securities Market
	Yes	No
Not Applicable	☐	☐
	☐	☐

1.05    Administrator
The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name:	Thermo Fisher Scientific Inc. Management Pension Committee (the “Committee”)

Address:	168 3rd Avenue, Waltham MA 02451

Note: The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.

1.06    Key Employee Determination Dates
Key Employee identification will not be applicable given distribution events other than those based on Specified Date or Specified Age, Death, Disability, or Change in Control will be treated as not having occurred for six (6) months (i.e., 6-month delay applies to all Participants. The remainder of this section is retained for information purposes only.

The Employer has designated [month, day, year] as the Identification Date for purposes of determining Key Employees.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated [month, day, year] as the effective date for purposes of applying the six month delay in distributions to Key Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

2.01    Participation
(a)☒    Employees [complete (i), (ii) or (iii)]

(i)☐    Eligible Employees are selected by the Employer.

(ii)☒    Eligible Employees are those employees of the Employer who satisfy the following criteria:

Eligible Employee means a member of a "select group of management or highly compensated employees" of the Company within the meaning of Sections 201(2), 30l(a)(3) and 401 (a)(l) of ERISA, as determined by the Committee from time to time in its sole discretion. Employees become Eligible Employees upon notification by the Company of their eligibility to become Participants in the Plan.

An Eligible Employee becomes a Participant upon the earlier to occur of: (i) the notification of eligibility to participate and the timely submission of a deferral agreement on which an election to make a deferral is made; or (ii) a credit of a Company contribution.

Further, a Participant shall become eligible to earn Matching Contributions under the Plan when they become eligible to earn matching contributions in the Thermo Fisher Scientific Inc. 401(k) Retirement Plan (without consideration of any limitations imposed by the Code).

(iii)☐    Employees are not eligible to participate.

3.01    Compensation
For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:

(a)☒    Compensation is defined as:

Compensation means the amount paid in the year of the deferral as the Participant's base salary, bonus and such other remuneration for services rendered as an employee (if any) approved by the Company as Compensation that may be deferred under this Plan. Compensation shall not include any Compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A. The Company has the authority to determine the payroll practices under which Compensation subject to a deferral agreement will be deducted from a Participant's Compensation.

“Match-Eligible Compensation” for a given Plan Year means a Participant's Compensation that is in excess of the amount of Compensation treated as "compensation" for the applicable plan year under the Thermo Fisher Scientific Inc. 401(k) Retirement Plan. Match-Eligible Compensation includes a Participant's Compensation that is in excess of the Internal Revenue Service (“IRS”) limit on covered compensation for qualified plans established in Code Section 401(a)(17) in effect for that Plan Year and also includes any amount of a Participant's Compensation that was reduced below the Code Section 401(a)(17) limit for purposes of applying the Company match in the Company sponsored 401(k) plan due to deferrals in this Plan.

(b)☐    Compensation as defined in [insert name of qualified plan] without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year.

(c)☐    Compensation shall, for all Plan purposes, be limited to $         .

(d)☐    Not Applicable.

3.02    Bonuses
Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses that will be the subject of a separate deferral election:

Type	[Will be treated as] Performance Based Compensation
	Yes	No
Annual Incentive Plan (AIP)	☒	☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐

☐    Not Applicable.

4.01    Participant Contributions
If Participant contributions are permitted, complete (a) and (b). Otherwise complete (c).

(a)Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of remuneration. For each type of remuneration listed, complete “dollar amount” and/or “percentage amount”.

(i)Compensation other than Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Base Salary			1%	75%	1%
Match-Eligible Compensation			6%	6%	N/A

Note: The increment is required to determine the permissible deferral amounts. For example, a minimum of 0% and maximum of 20% with a 5% increment would allow an individual to defer 0%, 5%, 10%, 15% or 20%.

(ii)Bonuses [do not complete if you complete (iii)]

Type of Bonus	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Annual Incentive Plan			1%	75%	1%

Note: (If Match-Eligible Compensation is elected by Participant in Section 4.01(a)(i) and (ii) for deferral, Participants are prohibited from making separate base salary or Annual Incentive Plan bonus elections and vice versa (i.e., Participants may only defer Match-Eligible Compensation or separate base salary and/or Annual Incentive Plan).

(iii)Compensation [do not complete if you completed (i) and (ii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max

(b)Election Period

(i)Performance Based Compensation

A special election period

☐    Does

☒    Does Not

apply to each eligible type of performance based compensation referenced in Section 3.02 of the Adoption Agreement.

The special election period, if applicable, will be determined by the Employer.

(ii)Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

☒    May

☐    May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he or she is eligible to participate in the Plan.

The special election period, if applicable, will be determined by the Employer.

(c)No Participant Contributions

☐    Participant contributions are not permitted under the Plan.

5.01    Employer Contributions
If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).

(a)Matching Contributions

(i)Amount

For each Plan Year, the Employer shall make a matching contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:

(A)☐    [insert percentage]% of the Compensation the Participant has elected to defer for the Plan Year

(B)☐    An amount determined by the Employer in its sole discretion

(C)☐    Matching contributions for each Participant shall be limited to $         and/or [insert percentage]% of Compensation

(D)☒    Other:

In each Plan Year, with respect to each Participant determined eligible for the Plan, the Plan Sponsor shall make a matching contribution equal to 100% of the first six percent (6%) of Match-Eligible Compensation that such Participant elected to defer for that Plan Year.

(E)☐    Not Applicable [Proceed to Section 5.01(b)]

(ii)Eligibility for matching contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of matching contributions determined in accordance with Section 5.01(a)(i) provided he or she satisfies the following requirements [complete the ones that are applicable]:

(A)☐    Describe requirements:

(B)☒    Is selected by the Employer in its sole discretion to receive an allocation of matching contributions

(C)☐    No requirements

(iii)Time of Allocation

Matching contributions, if made, shall be treated as allocated [select one]:

(A)☐    As of the last day of the Plan Year

(B)☒    At such times as the Employer shall determine in its sole discretion

(C)☐    At the time the Compensation on account of which the matching contribution is being made would otherwise have been paid to the Participant

(D)☐    Other:

(b)Other Contributions

(i)Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

(A)☐    An amount equal to [insert percentage]% of the Participant’s Compensation

(B)☒    An amount determined by the Employer in its sole discretion

(C)☐    Contributions for each Participant shall be limited to $

(D)☐    Other:

(E)☐    Not Applicable [Proceed to Section 6.01]

(ii)Eligibility for Other Contribution

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he or she satisfies the following requirements [complete the one that is applicable]:

(A)☐    Describe requirements:

(B)☒    Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

(C)☐    No requirements

(iii)Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:

(A)☐    As of the last day of the Plan Year

(B)☒    At such times or times as the Employer shall determine in its sole discretion

(C)☐    Other:

(c)No Employer Contributions

☐    Employer contributions are not permitted under the Plan.

6.01    Distributions
The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Key Employees of publicly traded companies.

(a)Timing of Distributions

(i)All distributions shall commence in accordance with the following [choose one]:

(A)☐    As soon as administratively feasible following the distribution event but in no event later than the time prescribed by Treas. Reg. Sec. 1.409A-3(d).

(B)☒    Monthly on the first business day of the month.

(C)☐    Annually on specified month and day [insert month and day]

(D)☐    Calendar quarter on specified month and day [insert month and day] [insert numerical quarter 1, 2, 3, or 4]

(ii)The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:

(A)☒    Event Delay – Distribution events other than those based on Specified Date or Specified Age, Death, Disability, or Change in Control will be treated as not having occurred for six (6) months

(B)☐    Hold Until Next Year – Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases

(C)☐    Immediate Processing – The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

(D)☐    Not applicable

(b)Distribution Events

(i)Participant Contributions under Section 4.01(a)

Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9).

	Lump Sum	Installments
(A)☒ Specified Date (MM/YYYY)	☒	2-5 years
(B)☐ Specified Age	☐	years
(C)☒ Separation from Service	☒	2-15 years; (25 years with respect to contributions to the Plan made prior to 1/1/2022)
(D)☐ Separation from Service plus 6 months	☐	years
(E)☐ Separation from Service plus ___ months [not to exceed ___ months]	☐	years
(F)☐ Retirement	☐	years
(G)☐ Retirement plus 6 months	☐	years
(H)☐ Retirement plus 12 months	☐	years
(I)☐ Disability	☐	years
(J)☐ Death	☐	years
(K)☒Change in Control**	☒	2-15 years
** Change in Control benefit only available to amounts deferred under Compensation Deferral Agreements that became irrevocable prior to October 1, 2019 for those Participants who have elected prior to October 1, 2019 to receive a Change in Control Benefit and shall be paid within ninety (90) days following the date upon which the Change in Control occurred,
The minimum deferral period for Specified Date or Specified Age event shall be 2 year(s).

Installments may be paid [select each that applies]

☐    Monthly

☐    Quarterly

☐    Semi-Annually

☒    Annually

(ii)Employer Contributions under Section 5.01(a) and (b).

Participants may elect the following payment events and the associated form or forms of payment. If multiple events for each year are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5, 7, 9).

	Lump Sum	Installments
(A)☐ Specified Date (MM/YYYY)	☐	years
(B)☐ Specified Age	☐	years
(C)☒ Separation from Service	☒	2-15 years
(D)☐ Separation from Service plus 6 months	☐	years
(E)☐ Separation from Service plus ___ months [not to exceed ___ months]	☐	years
(F)☐ Retirement	☐	years
(G)☐ Retirement plus 6 months	☐	years
(H)☐ Retirement plus 12 months	☐	years
(I)☐ Disability	☐	years
(J)☐ Death	☐	years
(K)☐ Change in Control	☐	years

The minimum deferral period for Specified Date or Specified Age event shall be Not Applicable year(s).

Installments may be paid [select each that applies]

☐    Monthly

☐    Quarterly

☐    Semi-Annually

☒    Annually

(c)Specified Date and Specified Age elections may not extend beyond age Not Applicable.

(d)Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

Events	Form of Payment
	Lump Sum	Installments

☒ Separation from Service/Change in Control**	☒
** Upon a Separation from Service or, with respect to any Participant who has elected (prior to October 1, 2019) a Change in Control benefit pursuant to Section 6.01(b), upon a Change in Control, the unpaid balance of a Specified Date account shall be paid as follows: (i) Specified Date payments that have commenced (i.e. in “pay status) shall continue to be paid separately; and (ii) Specified Date payments that have not commenced shall be paid in accordance with the form of payment applicable to the Separation from Service or Change in Control Benefit, as applicable. If such benefit is payable in a single lump sum, the unpaid balance of all Specified Date Accounts (including those in pay status) will be paid in a lump sum."

☐ Separation from Service before Retirement	☐

☒ Separation from Service within 24 months following a Change in Control	☒

☒ Death	☒

☐ Disability	☐

☐ Not Applicable	☐

(e)Involuntary Cashouts

☒    If the Participant’s vested Account at the time of his or her Separation from Service does not exceed the applicable dollar amount under Code Section 402(g)(1)(B), distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan.

☐    There are no involuntary cashouts.

(f)Retirement

☐    Retirement shall be defined as a Separation from Service that occurs on or after the Participant [insert description of requirements]:

☒    No special definition of Retirement applies.

(g)Distribution Election Change

A Participant

☒    Shall

☐    Shall Not

be permitted to modify a scheduled distribution date and/or payment option in accordance with Section 9.2 of the Plan.

The Plan Sponsor, in its sole and absolute discretion, reserves the right to limit the number of times a Participant may be permitted to modify distribution elections.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)Frequency of Elections

The Plan Sponsor

☒    Has

☐    Has Not

elected to permit annual elections of a time and form of payment for amounts deferred under the Plan. If a single election of a time and/or form of payment is required, the Participant will make such election at the time he or she first completes a deferral agreement which, in all cases, will be no later than the time required by Reg. Sec. 1.409A-2.

(i)Disability

For Purposes of Section 2.11 of the Plan, Disability shall be defined as

☐    Total disability as determined by the Social Security Administration or the Railroad Retirement Board.

☐    As determined by the Employer’s long term disability insurance policy.

☐    As follows [insert description of requirements]:

☒    Not applicable.

7.01    Vesting
(a)Matching Contributions

The Participant’s vested interest in the amount credited to his or her Account attributable to matching contributions shall be based on the following schedule:

☒	Years of Service	Vesting %

	0	100%	[insert “100” if there is immediate vesting]

	1%

	2%

	3%

	4%

	5%

	6%

	7%

	8%

	9%

☐    Other:

☐    Class year vesting applies:

☐    Not applicable.

(b)Other Employer Contributions

The Participant’s vested interest in the amount credited to his or her Account attributable to Employer contributions other than matching contributions shall be based on the following schedule:

☐	Years of Service	Vesting %

	0%		[insert “100” if there is immediate vesting]

1%

2%

3%

4%

5%

6%

7%

8%

9%

☒    Other:

Vesting determined by the Employer in its sole discretion at the time the contribution is made.

☐    Class year vesting applies:

☐    Not applicable.

(c)Acceleration of Vesting

The Participant’s vested interest in his or her Account will automatically be 100% upon the occurrence of the following events [select the ones that are applicable]:

(i)☒    Death.

(ii)☐    Disability.

(iii)☐    Change in Control.

(iv)☐    Eligibility for Retirement.

(v)☒    Other:

The Plan Sponsor may, at any time, in its sole discretion, increase a Participant's vested interest in a Plan Sponsor discretionary contribution.

(vi)☐    Not applicable.

(d)Years of Service

(i)A Participant’s Years of Service shall include all service performed for the Employer and

☐    Shall

☐    Shall Not

include service performed for the Related Employer.

(ii)Years of Service shall also include service performed for the following entities:

(iii)Years of Service shall be determined in accordance with [select one]:

(A)☐    The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

(B)☐    The general method in DOL Reg. Sec. 2530.200b-1 through b-4

(C)☐    Participant’s Years of Service credited under:

[insert name of plan]

(D)☐    Other:

(iv)☒    Not applicable.

8.01    Unforeseeable Emergency
(a)A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24:

☒    Will

☐    Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

(b)Upon (i) a withdrawal due to an Unforeseeable Emergency, or (ii) during periods in which the Participant is unable to perform the duties of his or her position or any substantially similar position due to a mental or physical impairment that can be expected to result in death or last for a continuous period of at least six (6) months, provided cancellation occurs by the later of the end of the taxable year of the Participant or the fifteenth (15th) day of the third (3rd) month following the date the Participant incurs the Disability (as defined here), a Participant’s deferral election for the remainder of the Plan Year:

☒    May

☐    Will Not

be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.

9.01    Investment Decisions
Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:

(a)☒    The Participant or his or her Beneficiary

(b)☐    The Employer

10.01    Trust
The Employer [select one]:

☒    Does

☐    Does Not

intend to establish a trust as provided in Article 11 of the Plan.

11.01    Termination Upon Change In Control
The Plan Sponsor

☒    Reserves

☐    Does Not Reserves

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.

11.02    Automatic Distribution Upon Change In Control
Distribution of the remaining vested balance of each Participant’s Account

☐    Shall

☒    Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

11.03    Change In Control
A Change in Control for Plan purposes includes the following [select each definition that applies]:

(a)☒    A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.

(b)☒    A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.

(c)☒    A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.

(d)☐    Not Applicable.

12.01    Governing State Law
The laws of Massachusetts shall apply in the administration of the Plan to the extent not preempted by ERISA.

The Plan Sponsor has caused this Adoption Agreement to be executed this 20 day of December, 2023.

Plan Sponsor:	Thermo Fisher Scientific Inc.
By:	/s/ Lisa P. Britt
Title:	SVP & Chief Human Resources Officer